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                                                                   EXHIBIT 10.15


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE ("First Amendment") dated October 27, 2000, made by and between RFG CO., LTD., a corporation of the Country of Japan, having an office as 111 Pavonia Avenue, Jersey City, New Jersey ("Landlord") and FIBERTECH & WIRELESS, INC., a Delaware corporation, having an office at 55 Madison Avenue, Morristown, New Jersey ("Tenant")



                                   WITNESSETH

         WHEREAS, on or about August 28, 2000, Landlord and Tenant executed a Lease (the "Lease") for certain demised premises (the "Demised Premises"), consisting of 9,842 r.s.f. located on the seventh (7th) floor of Newport Financial Center, 111 Pavonia Avenue, Jersey City, New Jersey (the "Building"); and

         WHEREAS, the Lease was amended by letter agreement (the "Letter Agreement"), dated August 31, 2000 which Letter Agreement revised the provisions in Section l.0l (DD) and Section 8.02, relating to the Security Deposit; and

         WHEREAS, Landlord and Tenant desire to increase the size of the Demised Premises subject to the Lease, by adding 2,356 r.s.f. of additional space, as described as Suite 740, on the seventh (7th) floor of the Building (the "Expansion Space") under the same terms, covenants and conditions as contained in the Lease except as may be amended, supplemented and modified hereby; and


         WHEREAS, in order to effectuate the foregoing modifications of the Lease and expansion of the Demised Premises, Landlord and Tenant have each agreed to execute and deliver this First Amendment.

         NOW THEREFORE IN CONSIDERATION of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:


         1. Effective as of November 1, 2000 (the "Effective Date"), there is hereby added to, and included herewith, the description of the Demised Premises that portion of the seventh (7th) floor of the Building representing 2,356 r.s.f., also described as Suite 740.

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         2. As of the Effective Date, Sections 1.01(L), 1.01(N) and l.0l(JJ) are
hereby deleted in their entirety and replaced as follows:

                  L. Demised Premises: 12,198 rentable square feet (r.s.f.), located on the seventh (7th) floor of the Building as shown on Exhibit D-l of this First Amendment.

                  N. Fixed Rent:

                           (i) $38.00 per r.s.f. or Four Hundred Sixty-Three
                  Thousand Five Hundred Twenty-Four & 00/100 ($463,524.00) Dollars per year for the period commencing on the Commencement Date and ending on June 30, 2004, payable at the rate of Thirty-Eight Thousand Six Hundred Twenty-Seven & 00/100 ($38,627.00) Dollars per month; and

                           (ii) $45.00 per r.s.f. or Five Hundred Forty-Eight
                  Thousand Nine Hundred Ten & 00/100 ($548,910.00) Dollars commencing on July 1, 2004 and ending on the Expiration Date, payable at the rate of Forty-Five Thousand Seven Hundred Forty-Two & 50/100 ($45,742.50) Dollars per month as hereinafter provided.

                  JJ. Tenant's Fraction:

                           (i) "Tenant's Operating Fraction" for the Operating
                  Expenses attributable to the Office Component of the Building and Land shall be 4.48%. If the size of the Demised Premises, the Office Component or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work, any reallocation of the rentable square footage attributable to either the Office Component or Data Component of the Building, or otherwise, the Tenant's Operating Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Office Component of the Building. The term "Data Component" of the Building shall refer to the entire 8th, 9th, 10th and 11th floors, representing at total of 135,635 r.s.f.;

                           (ii) "Tenant's Real Estate Fraction" for Tenant's
                  proportionate share of Real Estate Taxes for the Building and Land shall be 2.99%. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Real Estate Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Building.

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         3. All remaining terms, covenants and conditions of the Lease, not specifically modified herein, shall remain unchanged, unaltered and unmodified and shall be in full force and effect. All capitalized terms shall have the meaning set forth in the Lease.



         IN WITNESS WHEREOF the parties hereto have set their hand and seal on the date first above written.





ATTEST:                                LANDLORD:
                                       RFG CO., LTD.
                                       By: International Career
                                             Information, Inc., as Agent


/s/ Lester McRae                       BY: /s/ Edward F. Nelson
----------------------------              ----------------------------
LESTER MCRAE                                   EDWARD F. NELSON
Controller                                     Senior Vice President



ATTEST:                                TENANT:
                                               FIBERTECH & WIRELESS, INC.

  /s/ Gary Loffredo                   BY: /s/ A. Dale Mayo
----------------------------              ----------------------------
Name: GARY LOFFREDO                            A. DALE MAYO
Title: Senior Vice President                   President/C.E.O.